UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

VISA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Class A common stock, par value $0.0001 per share	V	New York Stock Exchange
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 10, 2020, Visa Inc. (the “Company”) announced an offering of $500,000,000 of its 0.750% Senior Notes due 2027 (the “2027 Notes”), $1,000,000,000 of its 1.100% Senior Notes due 2031 (the “2031 Notes”) and $1,750,000,000 of its 2.000% Senior Notes due 2050 (the “2050 Notes,” and together with the 2027 Notes and 2031 Notes, the “Notes”).

The Company received net proceeds of approximately $3.2 billion, after deducting underwriting discounts and estimated offering expenses payable by the Company. The net proceeds from the offering of the 2027 Notes will be used to fund Eligible Green Projects (as defined in the Company’s prospectus supplement dated August 10, 2020) and the net proceeds from the offering of the 2031 Notes and the 2050 Notes will be used for general corporate purposes.

The Notes were offered and sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated August 10, 2020 among the Company and BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, under the Company’s automatic shelf registration statement as amended (the “Registration Statement”) on Form S-3 (Registration No. 333-226396), filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2018. The Company has filed with the SEC a prospectus supplement dated August 10, 2020, together with the accompanying prospectus dated July 27, 2018, relating to the offer and sale of the Notes. The Notes were issued on August 17, 2020 pursuant to the Indenture dated as of December 14, 2015 between the Company and U.S. Bank National Association, as Trustee. The Notes are unsecured obligations of the Company. The Indenture also contains customary event of default provisions. The following table summarizes information about the Notes and the offering thereof.

Title of securities	0.750% Senior Notes due 2027	1.100% Senior Notes due 2031	2.000% Senior Notes due 2050
Aggregate principal amount sold	$500,000,000	$1,000,000,000	$1,750,000,000

Maturity date	August 15, 2027	February 15, 2031	August 15, 2050

Public offering price	99.891% of the principal amount	99.546% of the principal amount	98.928% of the principal amount

Interest payment dates	Semi-annually on each February 15 and August 15, commencing on February 15, 2021.	Semi-annually on each February 15 and August 15, commencing on February 15, 2021.	Semi-annually on each February 15 and August 15, commencing on February 15, 2021.

Coupon	0.750%	1.100%	2.000%

Optional redemption	Prior to June 15, 2027, make-whole call at the applicable U.S. treasury rate plus 10 basis points; par call at any time thereafter	Prior to November 15, 2030, make-whole call at the applicable U.S. treasury rate plus 10 basis points; par call at any time thereafter	Prior to February 15, 2050, make-whole call at the applicable U.S. treasury rate plus 15 basis points; par call at any time thereafter

The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the forms of Notes. Each of the Underwriting Agreement and the forms of the 2027 Notes, 2031 Notes and 2050 Notes are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively. The Indenture was previously incorporated by reference into the Registration Statement pursuant to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 14, 2015. An opinion regarding the legality of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1; and a consent relating to such incorporation of such opinion is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 23.1 by reference to its inclusion within Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated August 10, 2020 among Visa Inc. and BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	Form of 0.750% Senior Notes due 2027

4.2	Form of 1.100% Senior Notes due 2031

4.3	Form of 2.000% Senior Notes due 2050

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: August 17, 2020	By:	/s/ Vasant M. Prabhu
	Name:	Vasant M. Prabhu
	Title:	Vice Chairman and Chief Financial Officer